Exhibit 10.1

Execution Version

NON-TENDER AND SUPPORT AGREEMENT

This Non-Tender and Support Agreement (this “Agreement”) is made and entered into as of October 16, 2022, by and among, Omega Acquisition, Inc., an Oklahoma corporation (“Merger Sub”), 100% of the capital stock of which is owned by Harold G. Hamm (“Founder”), each Person set forth in Schedule A hereto (each, a “Founder Family Rollover Shareholder” and collectively, the “Founder Family Rollover Shareholders”) and Continental Resources, Inc., an Oklahoma corporation (the “Company”). Capitalized terms used herein are defined as provided in Section 6.10 of this Agreement.

WHEREAS, as of the date of this Agreement, each Founder Family Rollover Shareholder is the Beneficial Owner of the number of shares of Company Common Stock (as defined below) of the Company, an Oklahoma corporation (the “Company”) set forth opposite such Founder Family Rollover Shareholder’s name on Schedule A hereto; and

WHEREAS, as a condition and inducement to Merger Sub’s and the Company’s willingness to enter into the Agreement and Plan of Merger, dated as of the date of this Agreement (the “Merger Agreement”), Merger Sub and the Company have requested each Founder Family Rollover Shareholder, and each Founder Family Rollover Shareholder has agreed severally and not jointly, to enter into this Agreement with respect to such Founder Family Rollover Shareholder’s Subject Shares (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

AGREEMENT NOT TO TENDER; CONTRIBUTION OF MERGER SUB

Section 1.01 Non-Tender of the Subject Shares. Each Founder Family Rollover Shareholder hereby covenants and agrees not to, directly or indirectly, tender any of its Subject Shares into the Tender Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in any manner, or enter into any agreement, transaction or arrangement that results or could reasonably be expected to result in such Subject Shares being tendered or capable of being tendered into the Tender Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Exchange Act. Each Founder Family Rollover Shareholder hereby irrevocably and unconditionally waives the right to receive the Offer Price or the Merger Consideration in respect of any Shares for which such Founder Family Rollover Shareholder is the Beneficial Owner, including the Subject Shares Beneficially Owned by such Founder Family Rollover Shareholder.

Section 1.02 Treatment of Subject Shares. Each Founder Family Rollover Shareholder agrees that, in accordance with Section 3.02(b) of the Merger Agreement and Section 1081.H of the General Corporation Act of the State of Oklahoma (“Oklahoma Law”), the Founder Family Rollover Shareholder’s Subject Shares immediately prior to the Effective Time shall be converted into an identical number of newly issued shares of the Surviving Corporation having identical rights to the previously existing Company Common Stock held by such holder.

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Section 1.03 Conditional Obligation. Each Founder Family Rollover Shareholder acknowledges and agrees that Merger Sub’s obligation to convert any Subject Shares tendered by such Founder Family Rollover Shareholder is subject to the terms and conditions of the Merger Agreement.

Section 1.04 Contribution of Merger Sub. Immediately prior to the Acceptance Time and in consideration of the agreements and undertakings of the other Founder Family Rollover Shareholders under this Agreement, the Founder shall contribute 100% of the capital stock of Merger Sub to the Company, such that immediately following such contribution, Merger Sub shall be a wholly-owned subsidiary of the Company.

Section 1.05 Waiver of Right to Receive Unaffiliated Shareholder Termination Dividend. Each Founder Family Rollover Shareholder irrevocably and unconditionally waives the right to receive the Unaffiliated Shareholder Termination Dividend with respect to the Subject Shares and any other Shares Beneficially Owned by such Person and agrees to reasonably cooperate with the Company and its agents and representatives to ensure that no portion of the Unaffiliated Shareholder Termination Dividend is paid in respect thereof. If any Founder Family Rollover Shareholder receives any portion of the Unaffiliated Shareholder Termination Dividend in respect of the Subject Shares or any other Shares Beneficially Owned by such Person, such Founder Family Rollover Shareholder covenants and agrees to provide notice to the Company and transfer any such monies received to the Company as promptly as practicable.

ARTICLE 2

VOTING AGREEMENT; GRANT OF PROXY

Section 2.01 Voting Agreement. Each Founder Family Rollover Shareholder agrees that such Founder Family Rollover Shareholder will not vote any Subject Shares in favor of, or consent to, and will vote against and not consent to, the approval of any: (a) Acquisition Proposal, other than the Merger and the other Transactions; (b) corporate action or proposal submitted for approval by shareholders of the Company, the consummation of which could impede, interfere with, prevent or delay the consummation of the Transactions, including, without limitation, the Merger and the purchase of all shares of Company Common Stock validly tendered pursuant to the Tender Offer and not withdrawn; or (c) other corporate action or proposal submitted for approval by shareholders of the Company, substantially facilitating any of the matters described in the immediately preceding clauses (a) or (b), or that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Founder Family Rollover Shareholder under this Agreement or of any covenant, representation or warranty or any other obligation or agreement of Merger Sub or the Company in the Merger Agreement. Each Founder Family Rollover Shareholder shall ensure that any other Person having voting power with respect to any of such Founder Family Rollover Shareholders’ Subject Shares, will not vote any Subject Shares in favor of or consent to, and will vote against, the approval of the matters described in clauses (a) through (c) of the preceding sentence.

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Section 2.02 Irrevocable Proxy. Each Founder Family Rollover Shareholder revokes any and all previous proxies granted with respect to any of such Founder Family Rollover Shareholder’s Subject Shares (other than the irrevocable proxies described on Schedule B (the “Excluded Proxies”)). By entering into this Agreement, each Founder Family Rollover Shareholder hereby grants a proxy appointing the Founder as such Founder Family Rollover Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Founder Family Rollover Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power with respect to the matters described in Section 2.01 (in the manner contemplated by Section 2.01) and with respect to the matters described in Section 1.05. Subject to the last sentence of this Section 2.02, the proxy granted by each Founder Family Rollover Shareholder pursuant to this Section 2.02 is irrevocable and is granted in consideration of Founder’s causing Merger Sub to enter into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Founder Family Rollover Shareholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 2.01. In addition, such proxy shall not affect or diminish the Founder’s rights under the Excluded Proxies. The proxy granted by each Founder Family Rollover Shareholder pursuant to this Section 2.02 (but not, for the avoidance of doubt, the Excluded Proxies) shall be revoked with respect to the matters set forth in Section 2.01 upon termination of this Agreement in accordance with its terms and with respect to the matters set forth in Section 1.05, upon completion of the payment of the Unaffiliated Shareholder Termination Dividend and effectiveness of the waivers contemplated thereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF FOUNDER FAMILY ROLLOVER SHAREHOLDERS

Each Founder Family Rollover Shareholder represents and warrants to Merger Sub as to such Founder Family Rollover Shareholder, severally but not jointly, that:

Section 3.01 Authorization. The execution, delivery and performance by such Founder Family Rollover Shareholder of this Agreement and the consummation by such Founder Family Rollover Shareholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of such Founder Family Rollover Shareholder and, if applicable, have been duly authorized by all necessary trust, corporate, company, partnership or other action. Assuming the due authorization, execution and delivery of this Agreement by Merger Sub, this Agreement constitutes a valid and binding agreement of such Founder Family Rollover Shareholder, enforceable against such Founder Family Rollover Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.02 Ownership of Shares. Each Founder Family Rollover Shareholder is the Beneficial Owner of the aggregate number of shares of Company Common Stock set forth in Schedule A hereto opposite such Founder Family Rollover Shareholder’s name (after giving effect to Section 5.04), free and clear of any lien, encumbrance and any other limitation or restriction (“liens”), other than liens arising under applicable securities Laws, any liens created by this Agreement, any liens under the organizational documents of the Company and liens created by the Shareholders’ Agreement (the “Shareholders’ Agreement”) dated February 7, 2022, between the Founder Family Rollover Shareholders (collectively, “Permitted Encumbrances”). Except for the Excluded Proxies and as set forth in the Shareholders’ Agreement, none of such shares of Company Common Stock is subject to any voting trust or other Contract with respect to the voting of such shares of Company Common Stock except as set forth in this Agreement.

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Section 3.03 Total Shares. Except for the shares of Company Common Stock set forth in Schedule A hereto (after giving effect to Section 5.04), such Founder Family Rollover Shareholder does not Beneficially Own any Equity Securities of the Company.

Section 3.04 Founder Family Rollover Shareholder Has Adequate Information. Each Founder Family Rollover Shareholder is a sophisticated party with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the treatment of the Subject Shares and has independently and without reliance upon Merger Sub and based on such information as such Founder Family Rollover Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Family Rollover Shareholder acknowledges that neither Merger Sub nor any other Founder Family Rollover Shareholder has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Merger Agreement.

Section 3.05 Reliance. Each Founder Family Rollover Shareholder understands and acknowledges that Merger Sub is entering into the Merger Agreement in reliance upon such Founder Family Rollover Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Merger Sub represents and warrants to each Founder Family Rollover Shareholder that:

Section 4.01 Authorization. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary action. Assuming the due authorization, execution and delivery of this Agreement by each party hereto other than it, this Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies.

ARTICLE 5

COVENANTS OF FOUNDER FAMILY ROLLOVER SHAREHOLDERS

Each Founder Family Rollover Shareholder hereby covenants and agrees, severally and not jointly, that:

Section 5.01 No Proxies for, Encumbrances on or Acquisition or Disposition of Shares. Except pursuant to the terms of this Agreement, such Founder Family Rollover Shareholder shall not, without the prior written consent of Merger Sub and the Company (which consent has been approved by the Special Committee), directly or indirectly (except, if such Founder Family Rollover Shareholder is an individual, as a result of the death of such Founder Family Rollover Shareholder): (a) grant any proxies, or enter into any voting trust or other Contract, with respect

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to the voting of any Subject Shares with respect to the matters described in clauses (a) through (c) of Section 2.01; (b) acquire beneficial or record ownership of, sell, assign, Transfer, tender, encumber or otherwise dispose of, or enter into any Contract with respect to the direct or indirect acquisition of beneficial or record ownership of, sale, assignment, transfer, tender, encumbrance or other disposition of, any such Subject Shares or any other Shares; or (c) subject to the qualifications set forth in Section 6.11, take any other action that would make any representation or warranty of such Founder Family Rollover Shareholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such Founder Family Rollover Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the foregoing actions. Notwithstanding anything to the contrary in the foregoing sentence, but subject to the Shareholders’ Agreement, (x) this Section 5.01 shall not prohibit a transfer of Subject Shares by a Founder Family Rollover Shareholder to another Founder Family Rollover Shareholder and (y) in the event the Merger Agreement is validly terminated pursuant to (a) Section 11.01(d)(i)-(iii) or (b) Section 11.01(b)(i) and at such time the Company could have terminated the Merger Agreement under Sections 11.01(d)(i)-(iii) of the Merger Agreement, then each Founder Family Rollover Shareholder shall not sell or Transfer any Shares beneficially owned by such Founder Family Rollover Shareholder until the first day following the record date for the Unaffiliated Shareholder Termination Dividend unless the acquiror of such Shares agrees to waive any right to receive the Unaffiliated Shareholder Termination Dividend. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 5.01 shall, to the fullest extent permitted by law, be null and void ab initio. If any involuntary Transfer of any of such Founder Family Rollover Shareholder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 5.02 No Solicitation. Each Founder Family Rollover Shareholder shall not, and shall cause its Affiliates not to, authorize any of its or their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants and other Representatives to, directly or indirectly: (a) solicit, initiate, or take any action to facilitate or encourage the submission of any Acquisition Proposal; (b) enter into, engage in or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by, any Third Party that has made or is seeking to make an Acquisition Proposal, in each case relating to an Acquisition Proposal; or (c) enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement or other definitive agreement relating to an Acquisition Proposal.

Section 5.03 Communications. Each Founder Family Rollover Shareholder hereby: (a) consents to and authorizes the publication and disclosure by Merger Sub and the Company (including in the Offer Documents, the Schedule 14D-9 or any other publicly filed document relating to the Transactions) of (i) such Founder Family Rollover Shareholder’s identity, (ii) such Founder Family Rollover Shareholder’s Beneficial Ownership of shares of Company Common Stock (including the number of such shares of Company Common Stock Beneficially Owned by Founder Family Rollover Shareholder), and (iii) the nature of such Founder Family Rollover Shareholder’s commitments, arrangements and understandings under this Agreement; and (b) agrees as promptly as practicable to notify Merger Sub of any required corrections with respect to any written information supplied by such Founder Family Rollover Shareholder specifically for use in any such disclosure document.

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Section 5.04 Additional Shares. Without limiting Section 5.01, in the event that such Founder Family Rollover Shareholder acquires Beneficial Ownership of, or the power to dispose of or vote or direct the disposition or voting of, any additional shares of Company Common Stock or other similar interests in or with respect to the Company, such shares or other similar interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of shares of Company Common Stock Beneficially Owned by such Founder Family Rollover Shareholder on Schedule A will be deemed amended accordingly. Each Founder Family Rollover Shareholder shall promptly notify Merger Sub and the Company in writing of any such event.

Section 5.05 Waiver of Appraisal and Dissenters’ Rights and Actions. Each Founder Family Rollover Shareholder hereby: (a) waives and agrees not to exercise any rights (including under Section 1091 of Oklahoma Law) to demand appraisal of any Subject Shares or rights to dissent from the Merger which may arise with respect to the Merger; and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other action, against Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer to Purchase or consummation of the Merger, including any action (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with the Transactions.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one (1) Person are joint and several. The words “hereof,” “herein” and “hereunder” and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of similar import. The word “or” has the inclusive meaning represented by the phrase “and/or.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Contract (including the Merger Agreement) are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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Section 6.02 Amendments; Termination. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and is signed by each party to this Agreement; provided that any such amendment by the Company shall be approved by the Special Committee. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of: (a) the mutual written agreement of Merger Sub, the Founder and the Company (which agreement must be approved by the Special Committee); (b) the termination of the Merger Agreement in accordance with its terms; and (c) the Effective Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that: (x) nothing set forth in this Section 6.02 shall relieve any party hereto from liability for any fraud, willful or material breach of any provision of this Agreement prior to such termination hereof; (y) the provisions of Section 1.05, the last sentence of Section 2.02, Section 5.05 and this Article 6 shall survive any termination of this Agreement; and (z) Section 5.01 shall survive until the first day following the date that is the record date for the Unaffiliated Shareholder Termination Dividend. The representations and warranties herein shall not survive the termination of this Agreement.

Section 6.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.04 Parties in Interest; Third Party Beneficiaries. The parties agree that their respective agreements and obligations set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the parties hereto to enforce, the obligations set forth herein.

Section 6.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the parties hereto covenant and agree not to assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of the Founder, Merger Sub and the Company (which consent has been approved by the Special Committee). Any assignment, delegation or transfer in violation of the foregoing shall be null and void ab initio.

Section 6.06 Governing Law. This Agreement and any action arising out of or related hereto or the Transactions or to the inducement of any party thereto to enter into this Agreement, (whether for breach of contract, tortious conduct or otherwise and whether predicated on contract law, common law, tort law, statute or otherwise), and any claim or dispute arising hereunder or relating hereto, shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the conflicts of law rules of such state.

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Section 6.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (PDF) form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become an effective and binding agreement as among the parties hereto only at (and not prior to) such time when both (i) the Merger Agreement shall have been duly executed and delivered by the Company and Merger Sub and (ii) the parties hereto shall have received counterparts hereof duly executed by the parties hereto.

Section 6.08 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.09 Specific Performance. The parties hereto agree and acknowledge that irreparable damage to the other parties hereto would occur, damages would be incalculable and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case, in the event that any provision of this Agreement were not performed by such party strictly in accordance with the terms hereof, and that each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically each party’s performance of the terms and provisions hereof, in addition to any other remedy to which such party may be entitled at law or in equity. Each party hereto hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any other party hereto. Each party hereto further agrees that no other party hereto nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.09, and each party hereto irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.10 Defined Terms. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Merger Agreement. Furthermore, the following capitalized terms used in this Agreement have the respective meanings given to such terms below:

“Agreement” has the meaning set forth in the preamble hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns”, “beneficially owns” and “Beneficially Owned” have corresponding meanings.

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“Company” has the meaning set forth in the preamble hereof.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the preamble hereof.

“Offer to Purchase” means the Offer to Purchase any and all of the issued and outstanding Company Common Stock, setting forth the terms and conditions of the Tender Offer, as contemplated by the Merger Agreement.

“Permitted Encumbrances” has the meaning set forth in Section 3.02.

“Founder Family Rollover Shareholder” has the meaning set forth in the preamble hereof.

“Founder Family Rollover Shareholder Parties” has the meaning set forth in Section 6.11.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Subject Shares” means (a) shares of Company Common Stock that on the date hereof have been issued and are outstanding and are Beneficially Owned by any Founder Family Rollover Shareholder, and (b) any shares of Company Common Stock that are hereafter issued to, or otherwise directly or indirectly acquired by, or become Beneficially Owned by, any Founder Family Rollover Shareholder during the Support Period.

“Support Period” means the period from the date of this Agreement through the earlier of (a) the Effective Time and (b) the date of the termination of the Merger Agreement in accordance with the terms thereof.

“Tender Offer” means the tender offer made by Merger Sub, in accordance with the Merger Agreement and the Offer to Purchase, to purchase any and all issued and outstanding shares of Company Common Stock; provided, however, that Company RS Awards shall not constitute Subject Shares.

“Transactions” means the transactions contemplated by the Merger Agreement.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into

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such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

Section 6.11 Action in Founder Family Rollover Shareholder’s Capacity Only. Each Founder Family Rollover Shareholder and each trustee thereof (the “Founder Family Rollover Shareholder Parties”), if a director, officer, employee or fiduciary of the Company, does not make any agreement or understanding herein, and shall not otherwise be subject to the terms of this Agreement, as a director, officer, employee or fiduciary of the Company. Each Founder Family Rollover Shareholder signs this Agreement solely in such Founder Family Rollover Shareholder’s capacity as a Beneficial Owner of the shares of Company Common Stock Beneficially Owned by such Founder Family Rollover Shareholder, and nothing herein shall limit or affect any actions taken in such Founder Family Rollover Shareholder’s capacity as a director, officer, employee or fiduciary of the Company, including complying with or exercising such Founder Family Rollover Shareholder’s, fiduciary duties owed to the Company. No action taken by any Founder Family Rollover Shareholder in such Founder Family Rollover Shareholder’s capacity as a director, officer, employee or fiduciary of the Company shall be deemed to constitute a breach of this Agreement.

Section 6.12 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the first (1st) business day after dispatch by registered or certified mail, (iii) on the next business day if transmitted by national overnight courier (with confirmation of delivery) or (iv) on the date transmitted if sent by email (provided no “bounce back” or similar message of non-delivery is received with respect thereto), in each case as follows:

If to Merger Sub, to:

Omega Acquisition, Inc.

P.O. Box 1295

Oklahoma City, Oklahoma 73101

Attention: Debra Richards

Email: deb@hamm-capital.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: David P. Oelman

                 Michael S. Telle

                 Stephen M. Gill

E-mail:     doelman@velaw.com

                 mtelle@velaw.com

                 sgill@velaw.com

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If to the Company:

Continental Resources, Inc.

20 N. Broadway

Oklahoma City, Oklahoma 73102

Attention:   James R. Webb

Email:         Jim.Webb@clr.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:   David A. Katz

                    Zachary S. Podolsky

Email:         DAKatz@wlrk.com

                    ZSPodolsky@wlrk.com

if to a Founder Family Rollover Shareholder, to such holder’s attention at: P.O. Box 1295, Oklahoma City, Oklahoma 73101.

Section 6.13 Time of the Essence. Time is of the essence regarding every obligation of each of the parties hereto.

Section 6.14 Submission to Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in any state or federal court located in Oklahoma County in the State of Oklahoma, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.12 shall be deemed effective service of process on such party.

Section 6.15 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.14.

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Section 6.16 Rules of Construction. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 6.17 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy; provided that any such waiver given by the Company shall be at the direction of and approved by the Special Committee. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 6.18 No Ownership Interest. Except as provided in this Agreement, all rights, ownership and economic benefits of and relating to the shares of Company Common Stock Beneficially Owned by each Founder Family Rollover Shareholder at a given time shall remain vested in and belong to such Founder Family Rollover Shareholder as of such time.

Section 6.19 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 6.20 Shareholder Obligation Several and Not Joint. The obligations of each Founder Family Rollover Shareholder hereunder shall be several and not joint, and no Founder Family Rollover Shareholder shall be liable for any breach of the terms of this Agreement by any other Founder Family Rollover Shareholder.

Section 6.21 Trustee’s Consent to Disposition of the Subject Shares. Each trustee of each trust that is a Founder Family Rollover Shareholders hereby consents, by way of his or her execution of this Agreement, to the disposition of the Subject Shares pursuant to the Merger Agreement.

Section 6.22 Miscellaneous. The provisions of Sections 12.15 and 12.16 of the Merger Agreement shall apply mutatis mutandis to this Agreement.

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

OMEGA ACQUISITION, INC.

By:	/s/ Harold G. Hamm
Name:	Harold G. Hamm
Title:	President

[Signature Page to Non-Tender and Support Agreement]

CONTINENTAL RESOURCES, INC.

By:	/s/ James R. Webb
Name:	James R. Webb
Title:	Senior Vice President, General Counsel, Chief Risk Officer & Secretary

[Signature Page to Non-Tender and Support Agreement]

Founder Family Rollover Shareholders:

By:	/s/ Harold G. Hamm
Harold G. Hamm, individually

HAROLD G. HAMM TRUST

By:	/s/ Harold G. Hamm
Harold G. Hamm, Trustee

TRANSWESTERN TRANSPORTS LLC

By:	/s/ Harold G. Hamm
Name:	Harold G. Hamm
Title:	Member

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Roger Clement
Roger Clement, individually

JANE ELIZABETH HAMM 2005 IRREVOCABLE TRUST

By:	/s/ Roger Clement
Roger Clement, Trustee

HILARY HAMM 2005 IRREVOCABLE TRUST

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Jane Elizabeth Hamm Leum
Jane Elizabeth Hamm Lerum, individually

2015 JANE HAMM LERUM TRUST I

By:	/s/ Jane Elizabeth Hamm Leum
Jane Elizabeth Hamm Lerum, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 JANE HAMM LERUM TRUST II

By:	/s/ Jane Elizabeth Hamm Leum
Jane Elizabeth Hamm Lerum, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, individually

2015 HILARY HONOR HAMM TRUST I

By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 HILARY HONOR HAMM TRUST II

By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, individually

SHELLY GLENN LAMBERTZ SUCCESSION TRUST

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

2015 SHELLY GLENN LAMBERTZ TRUST I

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 SHELLY GLENN LAMBERTZ TRUST II

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, individually

HAROLD THOMAS HAMM SUCCESSION TRUST

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

2015 HAROLD THOMAS HAMM TRUST I

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 HAROLD THOMAS HAMM TRUST II

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, individually

DEANA ANN CUNNINGHAM SUCCESSION TRUST

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

2015 DEANA ANN CUNNINGHAM TRUST I

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 DEANA ANN CUNNINGHAM TRUST II

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Jackson Alexander White
Jackson Alexander White, individually

[Signature Page to Non-Tender and Support Agreement]

By:	/s/ Shelly Glenn Lambertz
Zachary Richard Lambertz, by Shelly Glenn Lambertz, as Custodian

[Signature Page to Non-Tender and Support Agreement]

Schedule A

Founder Family Rollover Shareholders

The table below sets forth the number of shares of Company Common Stock Beneficially Owned by each Founder Family Rollover Shareholder as of the date of this Agreement.

Founder Family Rollover Shareholder	Shares of Company Common Stock Directly Beneficially Owned	Voting and Dispositive Power
Harold G. Hamm	10,405 (1)	Harold G. Hamm
Roger Clement	—	—
Deana Ann Cunningham	1,600	Deana Ann Cunningham
Harold Thomas Hamm	—	—
Hilary Honor Hamm	—	—
Jane Elizabeth Hamm Lerum	—	—
Shelly Glenn Lambertz	140,513	Shelly Glenn Lambertz
Jackson Alexander White	1,888	Jackson Alexander White
Zachary Richard Lambertz (Shelly Glenn Lambertz, as Custodian)	1,888	Shelly Glenn Lambertz
Harold G. Hamm Trust	156,330,238	Harold G. Hamm
Transwestern Transports LLC	64,452	Harold G. Hamm
Shelly Glenn Lambertz Trust I	5,380,561	Roger Clement and Shelly Glenn Lambertz (2)
Shelly Glenn Lambertz Trust II	22,962,483	Roger Clement and Shelly Glenn Lambertz (3)
Shelly Glenn Lambertz Succession Trust	83,658	Shelly Lambertz
Harold Thomas Hamm Trust I	5,380,561	Roger Clement and Harold Thomas Hamm (2)
Harold Thomas Hamm Trust II	23,302,648	Roger Clement and Harold Thomas Hamm
Harold Thomas Hamm Succession Trust	84,387	Harold Thomas Hamm
Deana Ann Cunningham Trust I	5,380,561	Roger Clement and Deana Ann Cunningham (2)
Deana Ann Cunningham Trust II	23,302,648	Roger Clement and Deana Ann Cunningham
Deana Ann Cunningham Succession Trust	83,658	Deana Ann Cunningham

SCHEDULE A

Founder Family Rollover Shareholder	Shares of Company Common Stock Directly Beneficially Owned	Voting and Dispositive Power
Hilary Honor Hamm Trust I	5,507,764	Roger Clement and Hilary Honor Hamm (2)
Hilary Honor Hamm Trust II	22,908,969	Roger Clement and Hilary Honor Hamm
Hilary Hamm 2005 Irrevocable Trust	83,763	Roger Clement
Jane Hamm Lerum Trust I	5,507,764	Roger Clement and Jane Hamm Lerum (2)
Jane Hamm Lerum Trust II	23,127,669	Roger Clement and Jane Hamm Lerum
Jane Elizabeth Hamm 2005 Irrevocable Trust	83,763	Roger Clement

(1)	Excludes 28,457,211 shares of Common Stock with respect to which Mr. Hamm holds an irrevocable proxy pursuant to the Excluded Proxies.
(2)	Denotes that, pursuant to the Excluded Proxy granted by such trust, Mr. Hamm has sole voting power with respect to all the shares of Company Common Stock owned by such trust.
(3)

Denotes that, pursuant to the Excluded Proxy granted by the Shelly Glenn Lambertz Trust II, Mr. Hamm has sole voting power with respect to 1,300,000 shares of Company Common Stock owned by the Shelly Glenn Lambertz Trust II.

SCHEDULE A

.

Schedule B

Excluded Proxies

On February 10, 2022, certain of the Founder Family Rollover Shareholders granted the Founder an irrevocable proxy to vote or act by written consent in such manner as the Founder, in his sole discretion, deems proper and otherwise act at any meeting of the shareholders (whether annual, special or adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise with respect to the number of shares of Company Common Stock set forth in the table below.

Entity	Number of Subject Shares Subject to the Excluded Proxies
2015 Deana Ann Cunningham Trust I	5,380,561
2015 Harold Thomas Hamm Trust I	5,380,561
2015 Hilary Hamm Trust I	5,507,764
2015 Jane Hamm Lerum Trust I	5,507,764
2015 Shelly Glenn Lambertz Trust I	5,380,561
2015 Shelly Glenn Lambertz Trust II	1,300,000

Total	28,457,211

SCHEDULE B